SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                                 AMERICAN BANCORPORATION
   AMERICAN BANCORPORATION                           CAPITAL TRUST I
 (Exact name of Registrant as                  (Exact name of Registrant as
  specified in its charter)                     specified in its charter)

             OHIO                                        DELAWARE
State or other jurisdiction of               (State or other jurisdiction of
incorporation or organization)                incorporation or organization)

          31-0724349                                    55-6133241
       (I.R.S. Employer                              (I.R.S. Employer
     Identification No.)                           Identification No.)

                                  -------------

                           1025 MAIN STREET, SUITE 800
                          WHEELING, WEST VIRGINIA 26003
                                 (304) 233-5006
   (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)

If this Form relates to the registration  If this Form relates to the registration of a class  of  securities  pursuant  to  of a class  of  securities  pursuant  to
Section 12(b) of the Exchange Act and is  Section 12(g) of the Exchange Act and is
effective     pursuant     to    General  effective     pursuant     to    General
instruction  A.(c),   please  check  the  instruction  A.(d),   please  check  the
following box. [ ]                        following box. [X]

Securities Act registration statement file numbers to which this Form relates:     No. 333-49659 and
                                                                                   No. 333-49659-01

     Securities to be registered pursuant to Section 12(b) of the Act: None

        Securities to be registered pursuant to Section 12(g) of the Act:

__% Cumulative Trust Preferred Securities of American Bancorporation Capital Trust I
__%   Junior   Subordinated   Deferrable   Interest   Debentures   of   American
Bancorporation
Guarantee of American Bancorporation with respect to the Trust Preferred Securities

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          The information  relating to the Registrants'  securities  required by
     Item 202 of  Regulation  S-K is hereby  incorporated  by  reference  to the information presented under the captions "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures,"
     "Description of the Guarantee" and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures, the Expense Agreement and the Guarantee" in the Registrants' Registration Statement on Form S-2 (Registration No. 333- 49659 and 333-49659-01) filed with the Commission on April 8, 1998 (the "Form S-2"), and the same sections in the Prospectus to be filed pursuant to Rule 424(b) which are deemed to be incorporated by reference herein.

ITEM 2.  EXHIBITS

     4.1  Indenture   of   American   Bancorporation   relating  to  the  Junior
          Subordinated Debentures.1

     4.2 Form of Certificate of Junior Subordinate Debentures (included as Exhibit A to Exhibit 4.1).

     4.3 Certificate of Trust of American Bancorporation Capital Trust I (included as Exhibit A to Exhibit 4.4).

     4.4 Amended and Restated Declaration of Trust of American Bancorporation Capital Trust I.2

     4.5 Form of Preferred Security Certificate of American Bancorporation Capital Trust I (included as Exhibit E to Exhibit 4.4).

     4.6  Form of Preferred Securities Guarantee Agreement.3

----------
1    Incorporated by reference to Exhibit 4.1 to the Form S-2.
2    Incorporated by reference to Exhibit 4.4 to the Form S-2.
3    Incorporated by reference to Exhibit 4.6 to the Form S-2.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 AMERICAN BANCORPORATION

Date: April 9, 1998              By:      /s/ Jeremy C. McCamic
                                    -------------------------------------------
                                    Jeremy C. McCamic, Chairman of the Board and
                                    Chief Executive Officer

                                 AMERICAN BANCORPORATION CAPITAL TRUST I

Date: April 9, 1998              By:      /s/ Jeremy C. McCamic
                                    -------------------------------------------
                                    Jeremy C. McCamic, Administrative Trustee